Exhibit 99.4

WILLIAM PENN BANCORP, INC.

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by at local time.

Online
Go to **www.investorvote.com/WMPN** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/WMPN

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommend a vote FOR Proposals 1 – 4.

	For	Against	Abstain
1. The approval of the Plan of Conversion and Reorganization.	☐	☐	☐
2. An informational proposal regarding approval of a provision in William Penn Bancorporation's articles of incorporation regarding a super-majority vote to approve certain amendments to William Penn Bancorporation's articles of incorporation.	☐	☐	☐
3. An informational proposal regarding approval of a provision in William Penn Bancorporation's articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of William Penn Bancorporation's outstanding voting stock.	☐	☐	☐
4. The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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03CTIB

Special Meeting Materials Special Meeting of William Penn Bancorp, Inc. Shareholders to be held on atEastern Time. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/WMPN q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Revocable Proxy — William Penn Bancorp, Inc. + Special Meeting of Shareholders of William Penn Bancorp, Inc. This Proxy is Solicited by the Board of Directors The undersigned hereby appoints and and each of them, with full powers of substitution in each, to act, as attorneys and proxies for the undersigned, to vote all shares of the Company’s common stock which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”), to be held on at Eastern Time and at any and all adjournments thereof, as indicated on the reverse side of this proxy. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES AND FOR THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING. Should the undersigned be present and elect to vote at the Special Meeting, or at any adjournment thereof, and after notification to the Secretary of the Company at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. (Items to be voted on appear on reverse side.) C Non-Voting Items Change of Address — Please print new address below. +